CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Independent Registered Public Accounting Firm and Legal Counsel” in the Statement of Additional Information of CPG Cooper Square International Equity, LLC and to the use of our report, dated October 1, 2020, with respect to the financial statements of CPG Cooper Square International Equity, LLC as of September 29, 2020, in this Pre-Effective Amendment No. 2 to the Registration Statement (Form N-2, No. 333-239925 and 811-23590) of CPG Cooper Square International Equity, LLC.

/s/ Ernst & Young LLP

Boston, Massachusetts
October 1, 2020